UNITED STATES BANKRUPTCY COURT                           Case No. 01-13404(AJG)
                                                                  -------------
SOUTHERN DISTRICT OF NEW YORK                            Chapter 11






                          RELIANCE GROUP HOLDINGS, INC.
                          -----------------------------
                                (NAME OF DEBTOR)



                         Monthly Operating Statement for
          the period from September 1, 2005 through September 30, 2005

                                Debtor's Address:
                                -----------------
                                5 Hanover Square
                               New York, NY 10004



                            Debevoise & Plimpton LLP
                            ------------------------
                              (Debtor's Attorneys)



                                      Monthly Operating Profit (Loss):  ($ 182)
                                      ($ in thousands)

                                      Cash Disbursements:                $ 324
                                      ($ in thousands)


Report Preparer: Ray Yaworski

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: October 17, 2005                                  /s/ Paul Zeller
                                                        ---------------
                                                        Paul W. Zeller
                                                        President and CEO


Indicate if this is an amended statement by checking here AMENDED STATEMENT ____

                              Debtors-in-Possession
                                     (000s)

                                                                       For the Period
                                                                        September 1,     For the Period
                                                                           2005 to       June 12, 2001 to
                                                                        September 30,     September 30,
                                                                            2005               2005

Revenues                                                                   $    -          $         -
                                                                           ------          -----------
Costs and expenses:
   Operating and administrative                                                35                7,763
   Pension plan actuarial adjustments and expenses                                               9,059
   Depreciation                                                                                    144
                                                                           ------          -----------
   Total costs and expenses                                                    35               16,966
                                                                           ------          -----------
Income (loss) before reorganization items                                     (35)             (16,966)
                                                                           ------          -----------
Reorganization items:
   Professional fees                                                          487               23,586 (a)
   Increase in allowance on balance due from
     Reliance Development Group, Inc.                                                           10,334
   Correction on interest due on bonds                                                           3,611
   Reduction of balance due Reliance Insurance
     Company per settlement (see Notes 2 and 4)                                                (10,765)
   PBGC settlement (see Note 2 and 4)                                                           79,298
   RFSC settlement payment (see Note 4)                                                          2,537
   Underwriters' Settlement (See Note 4)                                     (205)                (205)
   Interest earned on accumulated cash resulting
     from Chapter 11 proceeding                                              (135)              (6,343)
                                                                           ------          -----------
   Total reorganization items                                                 147              102,053
                                                                           ------          -----------
Income tax benefits net of deficiency interest
   of $3,179 (see Note 2)                                                                      (93,823)
                                                                           ------          -----------
Net income (loss)                                                          $ (182)         $   (25,196)
                                                                           ======          ===========

(a) Includes $254 of pre-petition charges approved for payment by Judge Gonzalez on November 16, 2001.


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                          Reliance Group Holdings, Inc.
                              Debtor-in-Possession
     Unaudited Consolidated Statement of Cash Flows, excluding subsidiaries which are not Debtors-in-Possession
                                     (000s)

                                                                              September 1, 2005      For the Period
                                                                               to September 30,     June 12, 2001 to
                                                                                   2005            September 30, 2005

Cash flows from operating activities:
   Loss from operations before reorganization items                              $     (35)        $   (17,137)
   Adjustments to reconcile loss to net cash provided by
     operating activities:
        Income tax recovery                                                                             17,706
        Depreciation                                                                                       144
   Changes in:
        (Increase) decrease in Prepaid expenses                                                          8,826
        Increase (decrease) in Post-petition payables                                    4                 877
        Increase (decrease) in Liabilities subject to compromise                                         1,702
                                                                                 ---------         -----------
   Net cash provided (used) by operating activities before
   reorganization items                                                                (31)             12,118
                                                                                 ---------         -----------
   Operating cash flows from reorganization items -
        Interest received on cash accumulated because
          of the Chapter 11 proceeding                                                 135               6,454
        Application of retainer towards reorganization
          professional fees                                                                                450
        RFSC settlement payment                                                                         (2,537)
        Payment of reorganization item                                                (293)            (20,993)
        Distribution to Reliance Insurance Company (in Liquidation)                                    (45,347)
                                                                                 ---------         -----------
   Net cash used by reorganization items                                              (158)            (61,973)
                                                                                 ---------         -----------
        Net cash used by operating activities                                         (189)            (49,855)
                                                                                 ---------         -----------
Cash flows from investing activities -
   Loan to Reorganized RFS Corp. (see Note 4)                                                           (2,537)
   Receipts from Reliance Development Group, Inc.                                                        5,800
                                                                                 ---------         -----------
        Net cash provided by investing activities                                        -               3,263
                                                                                 ---------         -----------
Cash flows from financing activities -
   Proceeds of split dollar policies                                                                     4,584
                                                                                 ---------         -----------
        Net cash provided by financing activities                                        -               4,584
                                                                                 ---------         -----------
Net decrease in cash and cash equivalents                                             (189)            (42,008)
Cash and cash equivalents at beginning of period                                    47,022              88,841
                                                                                 ---------         -----------
Cash and cash equivalents at end of period                                       $  46,833         $    46,833
                                                                                 =========         ===========

                          Reliance Group Holdings, Inc.
                              Debtor-in-Possession
          Unaudited Consolidated Balance Sheet, excluding subsidiaries which are not Debtors-in-Possession
                                     (000s)

                                                            September 30, 2005    August 31, 2005
   Assets

Cash                                                           $    46,833         $    47,022
Accounts and Notes Receivable                                       13,090              13,090
Prepaid expenses and deposits                                          353                 353
Note receivable from Reorganized RFS Corp. (see Note 4)              2,537               2,537
Underwriters' Settlement (See Note 4)                                  205                 205
Due from Reliance Development Group, Inc.
   less allowance of $60,334 (see Note 1)
Property, plant and equipment, net of accumulated
   depreciation of $1,567                                                -                   -
                                                               -----------         -----------
   Total assets                                                $    63,018         $    63,207
                                                               -----------         -----------
   Liabilities and Shareholders' Deficit
Liabilities not subject to compromise
   Post-petition - accounts payable                            $     1,430         $     1,322
   Professional fee holdback payable                                 1,861               1,771
   Pension Benefit Guaranty Corp. administrative claim
     (see Notes 2 and 4)
Liabilities subject to compromise (see Notes 2 and 4)              851,852             851,852
                                                               -----------         -----------
   Total liabilities                                               855,143             854,945
                                                               -----------         -----------
Shareholders' deficit
   Common stock, par value $.01 per share                           11,616              11,616
   Additional paid in capital                                      558,541             558,541
   Accumulated deficit (see Notes 1 and 4)                      (1,362,282)         (1,362,100)
                                                               -----------         -----------
   Total shareholders' deficit                                    (792,125)           (791,943)
                                                               -----------         -----------
   Total liabilities and shareholders' deficit                 $    63,018         $    63,002
                                                               ===========         ===========

                          Reliance Group Holdings, Inc.
                              Debtor-in-Possession
                             Additional information
                               September 30, 2005


SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD

All wages and salaries paid (GROSS) or incurred.                                     $   24,000
The amount of payroll taxes withheld:
          Federal (FIT, FICA, FICA-MED)                                                   5,149
          State                                                                           1,692
The amount of employer payroll tax contributions incurred:
          FICA-med                                                                          344
Gross taxable sales                                                                      N/A
Sales tax collected                                                                      N/A
Property taxes                                                                           N/A
Any other taxes                                                                          N/A
Date and amount paid over to each taxing agency for taxes


                                                                              September 1, 2005
Internal Revenue Service                                                             $    5,493
State Income Taxes                                                                        1,692

INSURANCE

All insurance policies are fully paid for the current period.

The amounts for workers compensation and disability insurance have been fully paid for the period.

                          Reliance Group Holdings, Inc.

                              Debtor-in-Possession
                             Additional information
                               September 30, 2005

PAYMENTS TO PROFESSIONALS

                                                                  Amount of
              Professional                                         Payment
              --------------------------------------              ---------
              Debevoise & Plimpton LLP                         $       52,246
              Orrick Herrington & Sutcliffe LLP                       172,388
              White & Case LLP                                         68,045

                          RELIANCE GROUP HOLDINGS, INC.
                             (DEBTOR-IN-POSSESSION)


             ORGANIZATION, BUSINESS AND PROCEEDINGS UNDER CHAPTER 11


         Reliance Group Holdings, Inc. ("RGH" or the "Debtor") is an insurance holding company. Until May 2001, RGH's principal business was the indirect ownership of Reliance Insurance Company ("RIC") through Reliance Financial Services Corporation ("RFSC"), RGH's then wholly owned subsidiary. RIC is one of the oldest property and casualty insurance companies in the United States. RIC offered a number of insurance products over the years, including a broad range of commercial property and casualty insurance products, primarily in the United States. However, the property and casualty insurance operations of RIC incurred a substantial operating loss in 1999, including among other things a substantial increase of net reserves for policies of prior years. During the second quarter of 2000, an additional substantial increase was made to net loss reserves related to policies issued in prior periods. As a result of a series of downgrades, RIC determined to cease writing business and to sell or transfer policy renewal rights to the extent possible and developed a run-off policy for the orderly downsizing of its business. On May 29, 2001, the Commonwealth Court of Pennsylvania entered an order granting a petition of the Pennsylvania Department of Insurance, with RIC's consent, for the rehabilitation of RIC. Under the order, the Pennsylvania Insurance Commissioner is directed to take possession of RIC's assets and business and to take such actions as the nature of the case and the interests of the policyholders, creditors or the public may require. As of May 29, 2001, RGH and RFSC have had no control over the operations and assets of RIC. On October 3, 2001, the Commonwealth Court of Pennsylvania entered an order granting a petition of the Pennsylvania Department of Insurance for liquidation of RIC.

         During the year ended December 31, 2000, the Debtor wrote off its entire investment in RIC and its subsidiaries of $1.47 billion. The loss incurred during 2000 by RIC and its subsidiaries materially exceeded the amount written off by the Debtor.

BANKRUPTCY PROCEEDINGS

         On June 12, 2001, the Debtor, together with its subsidiary RFSC, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtor is authorized to operate its business in the ordinary course as debtor-in-possession. On June 22, 2001, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed the Official Unsecured Bank Committee (the "Bank Committee") and the Official Unsecured Creditors' Committee (the "Creditors' Committee") to represent the interests of the Debtor's unsecured creditors. The Debtor has entered into various settlements in connection with its bankruptcy case, as discussed in Notes 2 and 4.

         On June 2, 2004, the Bank Committee filed a plan of reorganization of RFSC, together with a related disclosure statement. The disclosure statement was approved by order of the Bankruptcy Court dated July 7, 2004. A hearing to consider the confirmation of the plan was scheduled for August 24, 2004 and subsequently adjourned to October 20, 2004, but ultimately was not convened. On November 3, 2004, the Creditors' Committee filed a plan of reorganization (the "RFSC Plan") and related disclosure statement for RFSC in form and content substantially similar to the plan and disclosure statement, as amended, previously filed by the Bank Committee. The Bankruptcy Court approved the disclosure statement on December 8, 2004. The Bankruptcy Court entered an order confirming the RFSC Plan on January 25, 2005. The RFSC Plan became effective on April 22, 2005 (the "Effective Date"). Consequently, as of April 30, 2005, RFSC was no longer included in the RGH financial statements and such financial statements have been adjusted accordingly.

         On August 18, 2005, the Creditors' Committee filed a plan of reorganization of RGH, together with a related disclosure statement. The disclosure statement was approved by order of the Bankruptcy Court dated September 22, 2005. A hearing to consider the confirmation of the plan is scheduled for November 7, 2005.

BASIS OF PRESENTATION

         The Debtor's unaudited consolidated financial statements have been prepared in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles applicable to a going concern which, unless otherwise noted, assumes the realization of assets and the payment of liabilities in the ordinary course of business. SOP 90-7 requires (i) that pre-petition liabilities that are subject to compromise be segregated in the Debtor's consolidated balance sheet as liabilities subject to compromise and
(ii) that revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the Debtor be reported separately as reorganization items in the consolidated statement of operations. As a result of the reorganization proceedings under Chapter 11, the Debtor may take, or may be required to take, actions that may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the unaudited consolidated financial statements. As a result of the Debtor's recurring losses, the Chapter 11 filing and circumstances relating to these events, including the Debtor's debt structure and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty.

         Certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted from the interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

         The preceding financial statements - unaudited consolidated balance sheet, unaudited consolidated statements of operations, and unaudited consolidated statements of cash flows - were prepared for the period from September 1, 2005 through September 30, 2005.

                          RELIANCE GROUP HOLDINGS, INC.
                             (DEBTOR-IN-POSSESSION)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)

NOTE 1 - DUE FROM RELIANCE DEVELOPMENT GROUP, INC.

         The collectibility of the balance of $60,334 due from Reliance Development Group, Inc. ("RDG"), a wholly owned subsidiary of Reliance Group Holdings, Inc. ("RGH" or the "Debtor"), is dependent upon the future operations of RDG. While it appears the RDG will generate future cash flow, it does not appear that such cash flows will be sufficient to repay to the Debtor any portion of the balance due. An allowance of $50,000 was provided in the June 2002 operating statement to reduce the net receivable to management's estimate of its net realizable value at that time. The allowance was increased by $9,334 in June 2003 based on a further impairment of RDG's position. In June 2004 the remaining balance was deemed uncollectable and was fully reserved.

NOTE 2 - LIABILITIES SUBJECT TO COMPROMISE

         As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. These claims are reflected in the September 30, 2005 unaudited consolidated balance sheet as Liabilities Subject to Compromise. Although pre-petition claims are generally stayed, the Bankruptcy Court approved the Debtor's motions to pay (i) pre-petition employee obligations relating to certain plans and policies providing medical and dental coverage to the Debtor's employees and (ii) pre-petition claims for workers' compensation premium payments. In addition, substantially all actions to enforce or otherwise effect payment of pre-filing obligations are stayed.

         Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on generally accepted accounting principles, the basis on which the accompanying financial statements are prepared. Accordingly, the values set forth in the accompanying consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

As of September 30, 2005, the Debtor had liabilities subject to compromise of approximately $851,852 as follows:

         Forign, state and local income taxes                    $   2,000
         Debenture notes payable                                   463,480
         Payable to Reliance Insurance Company (see Note 4)        242,653
         Payable to Pension Benefit Guaranty Corp.                  81,000
         Accounts payable and accrued liabilities                   62,719
                                                                 ---------
                                                                 $ 851,852
                                                                 =========

         All amounts presented above may be subject to future adjustments depending on Bankruptcy Court actions, further development with respect to disputed claims, or other events.

         Executory Contracts and Other Unsecured Claims

         The Debtor may reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and are classified as liabilities subject to compromise. A bar date is the date by which claims against the Debtor must be filed if the claimants wish to receive any distribution in this Chapter 11 case. The bar date established by the Bankruptcy Court in this Chapter 11 case was December 21, 2001. All known claimants subject to the bar date were notified of their need to file a proof of claim with the Bankruptcy Court. Differences between liability amounts estimated by the Debtor and claims filed by the creditors will be investigated and the Bankruptcy Court will make a final determination of the allowable claim.

         Tax Claims

         The Department of the United States Treasury, Internal Revenue Service (the "IRS") filed a proof of claim against RGH in the amount of $434,642 for the tax years 1988-1999. The Debtor had received approval from the Bankruptcy Court to settle this claim for a net refund of not materially less than $12,600. The IRS agreed to this settlement (as approved by the Joint Committee on Taxation of the United States Congress) with refunds having been received in January 2004 totaling $14,077 for the tax years ending December 31, 1988 through 1994. Accordingly, the pre-petition claims for Federal taxes, including deferred taxes have been eliminated in these operating statements.

         The New York State Department of Taxation and Finance (the "NY State Tax Authority") filed a proof of claim in the amount of $3,718. The Debtor objected to this claim, and the parties agreed to a settlement, which resolved all of the NY State Tax Authority's claims by stipulating that the NY State Tax Authority has an allowed unsecured pre-petition priority claim in the amount equal to $300. The Bankruptcy Court approved this settlement by entering the Stipulation and Order reflecting the terms of the settlement on April 7, 2004.

         The New York City Department of Finance (the "NYC Tax Authority") filed a proof of claim against RGH in the amount of $2,378. On October 25, 2004, the Debtor objected to the claim, and the parties agreed to a settlement, which resolved all of the NYC Tax Authority's claims by stipulating that the NYC Tax Authority has an allowed unsecured pre-petition priority claim in the amount equal to $590. The Bankruptcy Court approved this settlement by entering the Stipulation and Order reflecting the terms of the settlement on May 11, 2005.

         Pension Plan Matters

         Due to the deficiency between the actuarial present value of accumulated plan benefits and the net assets of the plan, a contribution was required to be made to the Reliance Group Holdings, Inc. Pension Plan (the "RGH Pension Plan") on April 15, 2003. The Bankruptcy Court denied the Debtor permission to make this contribution and all subsequent contributions, including minimum funding obligations. In addition, the payments to the Pension Benefit Guaranty Corporation (the "PBGC") of the annual premiums and preliminary premiums due in 2003 and 2004 have not been made. A total of $2,516 was due to the PBGC on account of the aforementioned contribution and premium obligations.

         On February 24, 2004, RGH received a Notice of Determination from the PBGC informing RGH of the PBGC's decision to take over and involuntarily terminate the plan as of January 31, 2004. On July 7, 2004, RGH received the Bankruptcy Court's permission to enter into a trusteeship agreement with the PBGC pursuant to which the takeover and plan termination would occur. The PBGC previously filed a proof of claim in anticipation of the plan termination in an amount equal to $10,100.

         The Reliance Insurance Company Retirement Plan (the "RIC Retirement Plan") was terminated by the PBGC effective February 28, 2002. The PBGC previously filed claims totaling $152,092, portions of which the PBGC asserted were entitled to administrative priority, against RGH and RFSC in respect of the RIC Retirement Plan.

         In connection with the RGH Pension Plan and the RIC Retirement Plan, on September 29, 2004 the Bank Committee and the Creditors' Committee filed a motion to approve a stipulation with the PBGC pursuant to which, among other things, RGH executed a trusteeship agreement with a January 31, 2004 termination date. Pursuant to the stipulation, the PBGC agreed to reduce its claims against RGH (including the claim relating to the plan termination) to an unsecured claim in the amount of $81,000, and to reduce its claim against RFSC to (i) an unsecured claim in the amount of $82,500 (the "RFSC Agreed Amount") and (ii) an administrative priority claim in the amount of $3,000. In no event shall the total recovery by PBGC from both RGH and RFSC exceed the RFSC Agreed Amount. On October 15, 2004, the Bankruptcy Court approved the stipulation with the PBGC. The Statement of Operations had reflected the claim of $82,500 along with the administrative claim of $3,000 less the pension plan deficiency previously provided of $1,702. In connection with the RGH/RFSC Settlement, the administrative priority claim in the amount of $3,000 was assumed by RFSC, and the PBGC claim referred to above was reduced to $81,000 in the Statement of Operations for April 2005 (see Note 4).

         Accounts payable and accrued liabilities include claims against the Debtor under the Supplemental Employee Retirement Program (the "SERP"). Due to the aforementioned termination of the RGH Pension Plan and the PBGC's takeover, it is likely that the Debtor's liability under the SERP will increase. This increase cannot be determined at this time. Subject to the satisfaction or waiver of certain conditions precedent, it is anticipated that all claims of certain directors and officers against the Debtor, including their respective SERP claims, if any, will be resolved pursuant to the terms of the D&O Settlement (see Note 4).

NOTE 3 - REORGANIZATION ITEMS

         The Debtor has incurred reorganization related charges of approximately $487 and $23,586 for the month ended September 30, 2005 and the period from June 12, 2001 through September 30, 2005, respectively. Reorganization costs are directly associated with the reorganization proceedings under the Debtor's Chapter 11 case and the Chapter 11 case of RFSC. Included in such costs are amounts related to accruals or payments for professional and advisory fees incurred in connection with these bankruptcy cases. In addition, reorganization items for period from June 12, 2001 through September 30, 2005 also include an increase in the allowance on the balance due from Reliance Development Group, Inc., a reduction in the balance due to RIC (see Notes 1 and 4) totaling $431, recognition of the PBGC claims of $79,298 (see Note 2), and an increase in interest due on the bonds by $3,611, which have been reflected in the Reorganization Items line of the Consolidated Statement of Operations.

NOTE 4 - SETTLEMENT OF LITIGATION

         PA Settlement

         On May 28, 2003, the Bankruptcy Court entered an order (the "PA Settlement Order") in the Debtor's Chapter 11 case which, among other things, approved a settlement agreement and related side letter (together, the "PA Settlement") between the Commissioner of Insurance for the Commonwealth of Pennsylvania, in her capacity as liquidator (the "Liquidator") of RIC and the Official Committee of Unsecured Creditors and the Official Unsecured Bank Committee. The PA Settlement Order provides that the PA Settlement shall be binding upon the Debtor and the Debtor's Estate. The effectiveness of the PA Settlement was conditioned on receipt of the PA Settlement Order and the approval of the PA Settlement by the Commonwealth Court of Pennsylvania, which was granted on June 19, 2003.

         The PA Settlement was entered into by the parties to settle and resolve various disputes with respect to ownership interests of the Debtor's Estate, on the one hand, and the Liquidator's RIC estate, on the other hand, relating to directors and officers insurance policies and the proceeds thereof, cash held by the Debtor, certain net operating losses and certain tax refunds, and with respect to the amount of the Liquidator's allowed claim in the Debtor's Chapter 11 case.

         Among other things, the PA Settlement provides for:

o the allocation of certain tax refunds, if any, under Section 847 of the Internal Revenue Code;

o the allocation of the benefits of net operating losses for income tax purposes, to the extent available, among RIC, RFSC, and the Debtor;

o the allocation of proceeds, if any, received (including proceeds from insurers under certain directors and officers liability insurance policies) in certain litigation against officers and directors of RIC, RFSC, or the Debtor;

o the Liquidator to have a priority claim over $45,000 in cash held by the Debtor (see below);

o the allocation to RIC of certain additional cash now or hereafter held by RFSC or the Debtor; and

o a $288,000 aggregate allowed claim by the Liquidator in the Chapter 11 cases of the Debtor and RFSC, which claim is settled in full against the Debtor and RFSC by the terms of the PA Settlement as outlined above in this Note 4.

         For more information on the terms of the Order and the PA Settlement, see the Order and attached PA Settlement, which has been filed in the Debtor's Chapter 11 case.

         On March 31, 2004, the Debtor distributed $45,000 in cash along with accumulated interest to February 29, 2004 of $309 to satisfy the priority claim referred to above. On April 1, 2004, the Debtor distributed $38, representing accumulated interest for the month of March 2004.

         RGH/RFSC Settlement

         On February 27, 2004, the Bankruptcy Court entered an order in the Debtor's Chapter 11 case approving the RGH/RFSC Settlement Term Sheet, dated as of January 29, 2004 (the "RGH/RFSC Settlement"), between the Bank Committee and the Creditors' Committee. Under the RGH/RFSC Settlement, among other things:

o RGH and RFSC each have a 50% undivided interest in certain tax refunds apportioned to them after giving effect to the PA Settlement;

o RGH and RFSC are to apportion their respective interests in certain existing cash and future cash flows, after giving effect to the PA Settlement, including RGH providing funding to RFSC from and after the Effective Date of the RFS Plan, pursuant to certain term and revolving loan facilities;

o RGH and RFSC are to apportion, as between themselves, the proceeds of certain litigation recoveries allocated to them by the Liquidator pursuant to the PA Settlement, 72.5% to RGH and 27.5% to RFSC; and

o RGH is entitled to a 20% undivided interest in cash distributions made from RIC to RFSC (other than the RFSC's interest in the above-referenced tax refunds).

         For a full recitation of the terms of the RGH/RFSC Settlement, see the RFS Plan, the order approving the RGH/RFSC Settlement, and the RGH/RFSC Settlement Term Sheet attached thereto.

         D&O Settlement

         On April 7, 2005, the Bankruptcy Court entered an order in the Debtor's Chapter 11 case approving a Settlement Agreement, dated as of February 24, 2005 (the "D&O Settlement"), among the Liquidator, certain directors and officers of the Debtor, RFSC, and RIC, and certain insurers (the "Insurers") that issued director and officer liability insurance policies (the "Policies") to the Debtor, RFSC, RIC and their respective affiliates. The Bank Committee and the Creditors' Committee have executed separate consents to the D&O Settlement. The order approving the D&O Settlement provides that the D&O Settlement shall be binding upon the Debtor and the Debtor's estate. The effectiveness of the D&O Settlement is conditioned, among other things, on the confirmation of the Debtor's plan of reorganization.

         Subject to the satisfaction of the conditions to its effectiveness, and unless it is otherwise terminated in accordance with its terms, the D&O Settlement will govern the resolution of certain disputes involving the Liquidator, the directors and officers and the Insurers, and the availability and application of proceeds from the Policies to such settlements and to the resolution of other litigation brought against the directors and officers. A copy of the D&O Settlement has been filed on the docket in the Debtor's Chapter 11 case. In summary, under the D&O Settlement:

o the Insurers agree to make available insurance proceeds in the amount of $122,640 (the "Settlement Amount") from the Policies for satisfaction of pending and future claims against directors and officers;

o of the Settlement Amount, a maximum of $21,384 of insurance proceeds will be reserved for resolution of certain pending director and officer litigation, other than litigation involving the Liquidator;

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o        of the Settlement Amount, a maximum of $13,500 of insurance proceeds will be placed into a separate escrow account, to fund defense costs relating to possible future claims against the directors and officers;

o the remainder of the Settlement Amount, which shall not be less than $85,000, will be paid to the Liquidator, 40% of which will be allocated to the Debtor and RFSC by the Liquidator in accordance with the terms of PA Settlement and apportioned between RGH and RFSC as set forth in the RGH/RFSC Settlement; and

o the Liquidator, the Debtor, RFSC, the directors and officers and the Insurers will dismiss the pending litigation between and among them, and execute and deliver mutual releases, including releases of all proofs of claim filed against the Debtor by the directors and officers.

         The Debtor understands that the conditions to the effectiveness of the D&O Settlement have not been satisfied in full. Accordingly, the impact of the D&O Settlement on the Debtor's operating results, if any, will be reflected in future Monthly Operating Reports, only after such conditions have been satisfied and the D&O Settlement has become effective in accordance with its terms.

         Underwriters Settlement

         On September 14, 2005, the Bankruptcy Court entered an order in the Debtor's Chapter 11 case approving a settlement (the "Underwriters Settlement"), among the Liquidator, the Debtor, RIC and Lloyd's Underwriters and Companies (other than Zurich Reinsurance (London) Limited) (the "Underwriters"), settling claims made by RIC against the Underwriters relating to a judgment against RIC. Pursuant to the Underwriters Settlement, the Debtor is entitled to receive $205,000, which amount equals 12.5% of the total amount of the Underwriters Settlement in accordance with a prior separate agreement between RIC and the Debtor.


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